Exhibit 99.2

AT THE COMPANY	ON THE WEB
Mike Lonsway	www.forestcity.net
Senior Vice President – Planning
216-621-6060

Jeff Linton
Senior Vice President – Corporate Communication
216-621-6060

FOR IMMEDIATE RELEASE

Forest City Reports 2015 Fourth-Quarter and Full-Year Results

•	2015 FFO per share up 13 percent, Operating FFO per share up 16 percent

•	Total comp NOI up 5.9 percent in Q4, 4.9 percent for full-year 2015

•	Company updates progress on de-leveraging, cost reductions and dispositions

•	Board authorizes one-time cash distribution related to REIT conversion, re-institutes quarterly dividend

CLEVELAND, Ohio - February 23, 2016 - Forest City Realty Trust, Inc. (NYSE: FCEA and FCEB) today announced financial results for the three months and year ended December 31, 2015.

Operating FFO
Operating FFO for the three months ended December 31, 2015, was $103.9 million, compared with $78.1 million for the three months ended December 31, 2014. For the year ended December 31, 2015, Operating FFO was $337.6 million, compared with $248.4 million for the year ended December 31, 2014. Fourth-quarter Operating FFO per share was $0.39, an 8 percent increase, compared with $0.36 per share in the fourth quarter of 2014. For the full year, Operating FFO per share was $1.36, a 16 percent increase, compared with $1.17 per share for the year ended December 31, 2014. Per share amounts are on a fully diluted basis.

The largest positive factors impacting fourth-quarter 2015 Operating FFO, compared with the fourth quarter of 2014, included increased Operating FFO from new property openings and acquisitions of $13.2 million, decreased interest expense, both corporate and in the mature portfolio, of $9.8 million; increased net operating income (NOI) from the mature portfolio of $8.1 million; increased capitalized interest from active development projects of $4.4 million; and increased land sales at Stapleton in Denver of $3.8 million. These positive factors were partially offset by a non-recurring 2014 legal settlement of $7.0 million and by decreased lease termination fee income of $2.5 million.

Factors impacting Operating FFO for the fourth quarter and full year are illustrated in bridge diagrams included in the company’s supplemental package for the three months and year ended December 31, 2015, furnished to the Securities and Exchange Commission (SEC) on Form 8-K, and available on the company’s website, www.forestcity.net.

Operating FFO is a non-GAAP measure derived from FFO. The company believes Operating FFO provides investors with additional information about its core operations. Included with this press release is a table reconciling FFO to Operating FFO.

FFO
Total FFO for the three months ended December 31, 2015 was $78.5 million, or $0.29 per share, compared with $220.2 million, or $0.95 per share for the three months ended December 31, 2014. For the year ended December 31, 2015, FFO was $505.7 million, or $1.98 per share, compared with $394.6 million, or $1.75 per share for the year ended December 31, 2014. Per-share amounts are on a fully diluted basis.

In addition to the factors listed above related to Operating FFO, fourth-quarter 2015 FFO results were negatively impacted by 2014 gains on change in control of interests of $139.5 million, net of tax, or $0.51 per share, which did not recur, and increased costs related to reorganization and conversion to a real estate investment trust (REIT) of $10.4 million, net of tax, or $0.04 per share.

FFO and FFO per share are non-GAAP measures commonly used by publicly traded real estate companies. Included with this press release is a table reconciling net earnings/loss, the most comparable GAAP measure, to FFO.

Net Earnings/Loss
For the three months ended December 31, 2015, the company had net earnings of $548.7 million, or $2.00 per share, compared with net earnings of $69.2 million, or $0.31 per share, for the three months ended December 31, 2014. In addition to the factors listed above related to FFO and Operating FFO, the variance in net earnings for the quarter was driven primarily by a one-time adjustment to deferred taxes related to REIT conversion of $588.6 million and by lower impairment of depreciable rental properties of $110.7 million ($68.9 million, net of tax).

For the year ended December 31, 2015, the company had net earnings of $496.0 million, or $1.97 per share, compared with a net loss of $7.6 million, or $0.04 per share, for the year ended December 31, 2014. Per-share amounts are on a fully diluted basis.

Additional explanations of factors impacting FFO, Operating FFO and net earnings/loss for the three months and year ended December 31, 2015, are included in the company’s supplemental package for the quarter ended December 31, 2015.

Revenues
Consolidated revenues for the three months ended December 31, 2015, were $272.8 million, compared with $220.4 million for the three months ended December 31, 2014. Full-year 2015 consolidated revenues were $978.2 million, compared with $849.4 million for the year ended December 31, 2014. The variances in revenues for the quarter and full year, compared with comparable periods in 2014, are primarily the result of the company’s acquisition in June, 2015, of full equity ownership of seven life science office properties and two parking facilities at University Park at MIT in Cambridge, Mass.

Commentary
“Strong fourth-quarter results from our portfolio closed out a very solid year for Forest City,” said David J. LaRue, Forest City president and chief executive officer. “Operating FFO was up 8 percent for the quarter and 16 percent for the full year, driven by new property openings and acquisitions, lower interest expense, growth from the mature portfolio, and other positive factors, all of which align with our strategies: focus on core products in strong markets, continue to reduce leverage and drive margin improvement through operational excellence.
“Notably, these strong results were achieved in a year in which we also successfully completed conversion to REIT status and designed and began implementation of a new organizational structure that will lead to improved processes, greater efficiency and lower overall costs. We will continue to transition to our new structure in 2016 and expect to reach a steady state in 2017.
“Our FFO results for the year were up meaningfully, compared with 2014 results. We ended 2015 with total FFO of $505.7 million, or $1.98 per share, a 13 percent increase on a per-share basis compared with 2014. Full-year FFO was positively impacted by net gain from change in control of interests related to our acquisition of our former partner’s share of University Park at MIT. That transaction is performing even better than we expected as we have been able to re-sign tenants at higher than anticipated rents. Additionally, we expect to open 300 Massachusetts Avenue, a new, fully leased building at University Park in the first quarter of 2016.
“Total comp NOI in the quarter was up 5.9 percent, led by a 7.6 percent increase in office and increases of 5.6 percent in apartments and 4.2 percent in retail. Comp occupancies at December 31, 2015 were up in retail and office and comparable economic occupancy in apartments was flat with yearend 2014.
“Office results, which were solid throughout 2015, ended the year particularly strong, driven by additional occupancy and rent revenues at two of our MetroTech campus buildings in Brooklyn, and at 88 Sidney at University Park in Cambridge. Overall, our office results reflect ongoing strength in our life science portfolio and consistent demand in key markets, particularly Brooklyn.
“Fourth-quarter comp NOI for apartments was up 5.6 percent for the fourth quarter, and full-year comp NOI growth was 4.7 percent. As we have noted previously, apartment results reflect new supply in some of our markets, but we remain confident in the long-term outlook for multifamily in our core markets.”
“Results in retail continue to reflect the impact of strong, same-space leasing spreads at our regional malls as a result of our renovation, expansion and re-merchandising programs. For the rolling 12-month period ended December 31, 2015, new, same-space leases in our regional malls increased 26.3 percent. Comparable retail occupancies were also up December 31, 2015, compared with results at the end of 2014.
“In 2015, we completed the disposition of the Skylight office tower in Cleveland. Thus far in 2016, we have completed disposition of the 625 Fulton Avenue development site in Brooklyn, the sale of our interest in the Barclays Center arena and the Nets basketball team, and the closing of our latest joint venture with QIC for Westchester’s Ridge Hill in Yonkers, with two additional mall JVs expected to close in the first quarter. Earlier this week, we announced the closing of the sale of our military housing business, and we previously announced that we are under contract to sell our federally assisted housing business. Taken together, these transactions are expected to generate approximately $650 million of net equity. In addition, two notes receivable from the Nets/Barclays Center transaction will generate additional proceeds of approximately $218 million, plus interest, over the three- and five-year maturities of the notes.
“These and other dispositions have both improved the concentration of our portfolio on core products in strong urban markets, and generated capital to fuel our ongoing strategic de-leveraging. At yearend 2014, our ratio of net debt to adjusted EBITDA was approximately 10.7 times. At the end of 2015, that figure was 9.0 on an annualized, pro-forma basis. We expect to achieve a ratio in the 7-to-8 times range within the next 12 to 24 months.

“Concurrent with deleveraging is our effort to drive improved operating margins, both by reduced costs and by revenue enhancement. Since beginning an intensive zero-based review of our processes in mid-2015, we have identified $40 million in annualized savings, and have taken action on $25 million of those savings. We expect to achieve the full $40 million savings run-rate in 2017. Additionally, we believe we can realize another $20 million of additional annualized savings and revenue enhancements, for a total of $60 million, over the next 12 to 18 months, and we intend to pursue further improvement aggressively.”
“Turning to our pipeline, we will deliver 10 of the 15 projects currently under construction in 2016, including substantially pre-leased office buildings at two of our life science campuses, as well as apartment communities in Los Angeles, Denver, Philadelphia, New York City and Washington D.C. We expect these properties to immediately begin to contribute to our results going forward.”
“Lastly, as we announced last week, our board authorized a one-time cash distribution to shareholders of accumulated earnings and profits related to our REIT conversion of $0.10 per share, and reinstated a regular quarterly dividend of $0.06 per share, marking a major milestone in our transformation and the first dividend for Forest City shareholders since 2008.”
Comparable NOI, Occupancies and Rent
Overall comparable NOI increased 5.9 percent for the three months ended December 31, 2015, compared with the same period in 2014, with increases of 4.2 percent in retail, 7.6 percent in office and 5.6 percent in apartments. For the full year, total comparable NOI was up 4.9 percent, with increases of 5.1 percent in retail, 4.9 percent in office and 4.7 percent in apartments, compared with results for 2014.

In the retail portfolio, comparable retail occupancies at December 31, 2015, increased to 94.0 percent, up from 92.5 percent at December 31, 2014. Sales in the company’s regional malls averaged $558 per square foot on a rolling 12-month basis, up from $555 per square foot at September 30, 2015, and $537 per square foot at December 31, 2014. For the rolling 12-month period ended December 31, 2015, new, same-space leases in the company’s regional malls increased 26.3 percent over prior rents.

Comparable office occupancies increased to 95.4 percent at December 31, 2015, compared with 94.9 percent at December 31, 2014. For the rolling 12-month period ended December 31, 2015, rent per square foot in new office same-space leases increased 2.2 percent over prior rents.

In the residential portfolio, average monthly rents per unit for the company’s total comparable apartments rose to $1,423 for the year ended December 31, 2015, a 3.1 percent increase compared with $1,380 for the year ended December 31, 2014. Comparable average rents per unit in the company’s core markets were $1,912, a 3.2 percent increase from $1,852 for the comparable period in 2014. Comparable economic occupancies for the year ended December 31, 2015, were 94.9 percent, flat with same period in 2014.

Comparable NOI, defined as NOI from stabilized properties operated in the three months ended December 31, 2015 and 2014, is a non-GAAP financial measure and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable NOI using the full-consolidation method and a reconciliation of NOI to earnings/loss before income taxes.

Openings and Projects Under Construction
In the fourth quarter, phased opening began at Aster Town Center North, a 135-unit apartment community at Stapleton in Denver. In addition, a 46,000-square foot expansion of Boulevard Mall, in Amherst, New York, was completed in the quarter. The expansion includes the addition of a Dick’s Sporting Goods store, as well as interior and customer amenity upgrades.

At December 31, 2015, Forest City had 15 projects under construction at a total cost of $2.4 billion, or $1.1 billion at the company’s pro-rata share. These include:

RESIDENTIAL:

•	Arris, a 327-unit apartment community with 19,000 square feet of street-level retail, at The Yards in Washington, D.C., is expected to be completed in the first quarter of 2016.

•	Blossom Plaza, a 237-unit apartment community with 19,000 square feet of street-level retail, in the Chinatown neighborhood of Los Angeles, is expected to be completed in the second quarter of 2016.

•
Eliot on 4th, a 365-unit apartment community with 5,000 square feet of retail space at the company’s Waterfront Station mixed-use project in Washington, D.C., is expected to be completed in the fourth quarter of 2016.

•	Museum Towers II, a 286-unit apartment community in Philadelphia, is expected to be completed in the fourth quarter of 2016.

•	Broadway and Hill, a 391-unit apartment community in Los Angeles with 15,000 square feet of street-level retail, is expected to be completed in the third quarter of 2017.

Arris, Blossom Plaza, Eliot on 4th, Museum Towers II and Broadway and Hill are all part of the company’s residential development fund with the Arizona State Retirement System.

Other residential projects currently under construction include the following three properties at Pacific Park Brooklyn that are part of the company’s strategic partnership with Greenland USA:

•	535 Carlton, a 298-unit, all-affordable apartment community, is expected to begin phased opening in the fourth quarter of 2016.

•	550 Vanderbilt, a 278-unit condominium property, is expected to begin phased opening in the first quarter of 2017.

•	38 Sixth Avenue, a 303-unit, all-affordable apartment community with 28,000 feet of street-level retail, is expected to begin phased opening in the second quarter of 2017.

Remaining residential projects under construction include:

•	B2 BKLYN, a 363-unit apartment community at Pacific Park Brooklyn, is expected to be completed in the third quarter of 2016.

•
The Bixby, a 195-unit apartment community in Washington, D.C., in which the company is partnering with a regional developer and the District of Columbia Housing Authority, is expected to be completed in the second quarter of 2016.

•	Town Center Wrap, a 399-unit apartment community with 7,000 square feet of street-level retail at Stapleton in Denver, is expected to begin phased opening in the fourth quarter of 2016.

•
Hudson Exchange, a 421-unit apartment community in Jersey City, NJ, in which the company is partnering with a local developer. The project, which includes 9,000 square feet of street-level retail, is expected to be completed in the first quarter of 2018.

OFFICE:

•
300 Massachusetts Avenue, a fully leased 246,000-square-foot office building at University Park at MIT in Cambridge, is being developed in partnership with MIT and is expected to be completed in the first quarter of 2016.

•
1812 Ashland Avenue, a 164,000-square-foot office building at the company’s Science + Technology Park at Johns Hopkins in Baltimore. The building is 70 percent pre-leased and is expected to be completed in the third quarter of 2016.

•
The Bridge at Cornell Tech, a 235,000-square-foot corporate “co-location” building at Cornell Tech’s new campus on Roosevelt Island in New York City. The building is expected to open in the second quarter of 2017.

Outlook
“We look back on 2015 with pride in the performance of our people and our portfolio,” LaRue said. “Strong fourth-quarter results closed out a solid year for Forest City, all while we completed REIT conversion, and introduced a new organizational structure, better aligned with our strategies.

“That pride in the performance of our associates and our assets, together with continued progress in our transformation, contrasts sharply with our recent share-price performance and with the overall volatility of the financial markets.

“While we monitor conditions in the financial markets and the overall economy closely, we remain confident in our long-term strategies, our markets, our associates and our overall outlook for the business. We are focused on those factors within our control and committed to continuing our transformation and to creating value for investors and all of our stakeholders.”

Corporate Description
Forest City Realty Trust, Inc. is an NYSE-listed national real estate company with $10.0 billion in consolidated assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

Supplemental Package
Please refer to the Investors section of the company’s website at www.forestcity.net for a supplemental package, which the company furnished to the SEC on Form 8-K on February 23, 2016, and is also available on the company’s website, www.forestcity.net. The supplemental package includes operating and financial information for the quarter ended December 31, 2015, with reconciliations of non-GAAP financial measures, such as Operating FFO, FFO, NOI, comparable NOI and results prepared using the pro-rata consolidation method, to their most directly comparable GAAP financial measures.

Investor Presentations
Please note the company periodically posts updated investor presentations on the Investors page of its website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, the company encourages investors, the media, and other interested parties to review the Investors page of its website at www.forestcity.net for the most recent investor presentation.

FFO
The company uses FFO, along with net earnings/loss to report its operating results. The majority of the company’s peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT). FFO provides supplemental information about the company’s operations. Although FFO is not presented in accordance with GAAP, the company believes this measure is necessary to understand its business and operating results, along with net earnings, the most comparable GAAP measure.

FFO is defined by NAREIT as net earnings/loss excluding the following items, at the company’s proportionate share: i) gain/loss on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax). Net earnings/loss, the most comparable financial measure calculated in accordance with GAAP, is reconciled to FFO in the table titled Reconciliation of Net Earnings (Loss) to FFO included with this release and in the company’s supplemental package.

In connection with the company’s conversion to REIT status, it was required to reverse its net deferred tax liabilities related to its subsidiaries that will be held as qualified REIT investments of $588,607,000 during the three months ended December 31, 2015, which the company has excluded from its December 31, 2015 FFO calculation.

Operating FFO
The company defines Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO. The company believes its presentation of FFO and Operating FFO provides important supplemental information to its investors. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly titled measures reported by other companies.

Pro-Rata Consolidation Method
This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the company operates its business. In line with industry practice, the company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under the company’s control or if the company is deemed to be the primary beneficiary of the variable interest entities (VIE), even if its ownership is not 100 percent. The company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the tables included with this release and throughout its supplemental package.

NOI
NOI, a non-GAAP measure, reflects the company’s share of the core operations of its rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within its Commercial Group and its Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of its rental property portfolio and therefore are not included in NOI.

The company’s historical NOI was calculated based on an entire company perspective rather than focusing on the core operations of its rental real estate portfolio. It included amounts associated with the Land Development Group and Corporate Activities, all of which are now excluded to arrive at its rental real estate portfolio property NOI measure. In addition, the company evaluated revenue and expense items in the Commercial and Residential segments and determined straight-line rent adjustments should be included in NOI (previously excluded) and land sales less cost of land sales, interest and other income and write-offs of abandoned development projects should be excluded (previously included). The company believes the NOI calculation provides a financial measure that better reflects the ongoing operating performance of its rental property portfolio and aligns its NOI reporting closer to that of its peers. Prior periods were adjusted for comparability purposes.

The company believes NOI provides important information about its core operations and, along with earnings, is necessary to understand its business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
In addition to NOI, the company uses comparable NOI as a metric to evaluate the performance of its multifamily, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates and NOI impacts of changes in ownership percentages, are excluded from comparable NOI and are considered non-comparable NOI. Retained operating properties that are considered non-comparable are disclosed in the company’s supplemental package, which the company will furnish to the SEC on Form 8-K. Other properties and activities such as Arena, subsidized senior housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Safe Harbor Language
Statements made in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company’s actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interest of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in the company’s SEC filings, including but not limited to, the company’s annual and quarterly reports.

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net earnings (loss) attributable to Forest City Realty Trust, Inc.	$548,714	$69,191	$496,042	$(7,595)
Depreciation and Amortization—Real Estate Groups (1)	94,756	78,788	337,740	296,382
Gain on disposition of full or partial interests in rental properties	—	(33,240)	(22,039)	(110,717)
Impairment of depreciable rental properties	38,431	149,163	447,587	278,222
Income tax expense (benefit) adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	—	12,960	8,549	44,988
Impairment of depreciable rental properties	(14,785)	(56,638)	(173,590)	(106,691)
One-time adjustment to deferred taxes related to REIT conversion	$(588,607)	$—	$(588,607)	$—
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224	$505,682	$394,589

FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224	$505,682	$394,589
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	8	382	415	1,530
4.250% Notes due 2018	1,005	2,277	5,646	9,106
3.625% Notes due 2020	646	1,664	3,754	6,657
FFO for per share data	$80,168	$224,547	$515,497	$411,882
Denominator:
Weighted average shares outstanding—Basic	257,682,590	198,931,478	237,559,598	198,480,783
Effect of stock options, restricted stock and performance shares	1,951,293	1,764,151	2,407,276	1,747,484
Effect of convertible debt	12,013,760	32,138,215	17,920,119	32,138,215
Effect of convertible 2006 Class A Common Units	1,940,788	2,973,190	2,667,712	3,261,070
Weighted average shares outstanding - Diluted	273,588,431	235,807,034	260,554,705	235,627,552
FFO Per Share	$0.29	$0.95	$1.98	$1.75

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Full Consolidation	$72,546	$52,328	$252,925	$196,167
Non-Real Estate	(1,055)	(1,327)	(4,500)	(4,761)
Real Estate Groups Full Consolidation	71,491	51,001	248,425	191,406
Real Estate Groups related to noncontrolling interest	(4,374)	(1,600)	(16,069)	(4,828)
Real Estate Groups Unconsolidated	22,792	24,419	85,345	88,923
Real Estate Groups Discontinued Operations	4,847	4,968	20,039	20,881
Real Estate Groups at our proportional share	$94,756	$78,788	$337,740	$296,382

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(6,367)	$(35,646)	$(4,637)	$(49,150)
Deferred taxes	2,763	105,509	154,688	105,739
Total income tax expense (benefit) on FFO	(3,604)	69,863	150,051	56,589

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$(2,345)	$32,940	$5,975	$59,111
Deferred taxes	2,345	(19,980)	2,574	(14,123)
Disposition of full or partial interests in rental properties	—	12,960	8,549	44,988

Impairment of depreciable rental properties - deferred taxes	$(14,785)	$(56,638)	$(173,590)	$(106,691)
One-time adjustment to deferred taxes related to REIT conversion	(588,607)	—	(588,607)	—
Total income tax expense (benefit) on non-FFO	(603,392)	(43,678)	(753,648)	(61,703)
Grand Total	$(606,996)	$26,185	$(603,597)	$(5,114)

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Change	2015	2014	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$78,509	$220,224		$505,682	$394,589
Impairment of non-depreciable real estate	—	—		17,691	1,736
Write-offs of abandoned development projects and demolition costs	3,640	266		19,609	1,655
Tax credit income	(4,287)	7,139		(14,807)	(5,803)
Loss on extinguishment of debt	3,133	4,000		65,103	5,322
Change in fair market value of nondesignated hedges	(791)	(1,082)		(4,850)	1,964
Net (gain) loss on change in control of interests	1,405	(227,901)		(486,279)	(230,660)
Straight-line rent adjustments	(26)	(2,733)		(4,497)	(5,329)
Participation payments	1,002	1,075		1,013	2,544
Net loss on disposition of partial interest in development project	—	708		—	16,919
REIT conversion and reorganization costs	22,627	5,697		48,125	5,697
Nets pre-tax FFO	2,325	820		40,760	3,181
Income tax expense (benefit) on FFO	(3,604)	69,863		150,051	56,589
Operating FFO attributable to Forest City Realty Trust, Inc.	$103,933	$78,076	33.1%	$337,601	$248,404	35.9%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Realty Trust, Inc.	$103,933	$78,076		$337,601	$248,404
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	13	625		678	2,500
4.250% Notes due 2018	1,641	3,719		9,222	14,875
3.625% Notes due 2020	1,054	2,718		6,132	10,875
Operating FFO for per share data	$106,641	$85,138		$353,633	$276,654

Denominator:
Weighted average shares outstanding - Diluted	273,588,431	235,807,034		260,554,705	235,627,552
Operating FFO Per Share	$0.39	$0.36		$1.36	$1.17

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$60,807	$47,976	$217,801	$162,667
Residential Group	38,836	34,489	133,533	117,408
Arena	3,331	810	2,712	2,318
Land Group	18,684	14,786	57,984	51,798
Corporate Group	(17,725)	(19,985)	(74,429)	(85,787)
Operating FFO	$103,933	$78,076	$337,601	$248,404

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended December 31, 2015					Three Months Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$272,830	$16,990	$93,064	$30,423	$379,327	$220,408	$8,242	$111,762	$17,497	$341,425
Revenues of unconsolidated entities	93,064	—	(93,064)	—	—	111,762	—	(111,762)	—	—
Exclude land sales	(31,580)	(2,302)	(297)	—	(29,575)	(17,735)	(1,574)	(149)	—	(16,310)
Exclude land sales of unconsolidated entities	(297)	—	297	—	—	(149)	—	149	—	—
Exclude Land Development Group other revenues	(2,912)	(290)	(58)	—	(2,680)	(4,173)	(390)	(97)	—	(3,880)
Exclude Land Development Group other revenues of unconsolidated entities	(58)	—	58	—	—	(97)	—	97	—	—
Adjusted revenues	331,047	14,398	—	30,423	347,072	310,016	6,278	—	17,497	321,235
Operating expenses	179,679	7,941	43,663	21,903	237,304	146,532	5,957	48,224	11,690	200,489
Operating expenses of unconsolidated entities	43,663	—	(43,663)	—	—	48,224	—	(48,224)	—	—
Exclude cost of land sales	(15,697)	(695)	—	—	(15,002)	(6,376)	(404)	—	—	(5,972)
Exclude Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(3,164)	(295)	(542)	—	(3,411)
Exclude Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(542)	—	542	—	—
Exclude corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(10,036)	—	—	—	(10,036)
Exclude REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(5,697)	—	—	—	(5,697)
Adjusted operating expenses	169,853	7,050	—	21,903	184,706	168,941	5,258	—	11,690	175,373
Net operating income	$161,194	$7,348	$—	$8,520	$162,366	$141,075	$1,020	$—	$5,807	$145,862
Revenues of unconsolidated entities	(93,064)	—	93,064	—	—	(111,762)	—	111,762	—	—
Operating expenses of unconsolidated entities	43,663	—	(43,663)	—	—	48,224	—	(48,224)	—	—
Land sales	31,580	2,302	297	—	29,575	17,735	1,574	149	—	16,310
Land sales of unconsolidated entities	297	—	(297)	—	—	149	—	(149)	—	—
Cost of land sales	(15,697)	(695)	—	—	(15,002)	(6,376)	(404)	—	—	(5,972)
Land Development Group other revenues	2,912	290	58	—	2,680	4,173	390	97	—	3,880
Land Development Group other revenues of unconsolidated entities	58	—	(58)	—	—	97	—	(97)	—	—
Land Development Group operating expenses	(2,145)	(196)	(541)	—	(2,490)	(3,164)	(295)	(542)	—	(3,411)
Land Development Group operating expenses of unconsolidated entities	(541)	—	541	—	—	(542)	—	542	—	—
Corporate general and administrative expenses	(12,479)	—	—	—	(12,479)	(10,036)	—	—	—	(10,036)
REIT conversion and reorganization costs	(22,627)	—	—	—	(22,627)	(5,697)	—	—	—	(5,697)
Write-offs of abandoned development projects and demolition costs	(3,756)	(116)	—	—	(3,640)	(266)	—	—	—	(266)
Interest and other income	9,762	670	722	—	9,814	8,806	2,180	590	—	7,216
Interest expense	(37,481)	(2,383)	(22,079)	(4,917)	(62,094)	(45,360)	(1,494)	(28,432)	(4,834)	(77,132)
Loss on extinguishment of debt	(3,133)	—	—	—	(3,133)	(252)	(11)	(3,759)	—	(4,000)
Net loss on disposition of partial interest in development project	—	—	—	—	—	(708)	—	—	—	(708)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	30,894	—	2,346	—	33,240
Net gain (loss) on change in control of interests	(1,405)	—	—	—	(1,405)	227,901	—	—	—	227,901
Impairment of real estate	(25,971)	—	(12,460)	—	(38,431)	(146,300)	(261)	(3,124)	—	(149,163)
Depreciation and amortization	(72,546)	(4,374)	(22,792)	(4,862)	(95,826)	(52,328)	(1,600)	(24,419)	(4,985)	(80,132)
Amortization of mortgage procurement costs	(1,793)	(80)	(802)	(226)	(2,741)	(2,066)	(74)	(820)	(165)	(2,977)
Earnings (loss) before income taxes	$(43,172)	$2,766	$(8,010)	$(1,485)	$(55,433)	$94,197	$1,025	$5,920	$(4,177)	$94,915

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)
	Year Ended December 31, 2015					Year Ended December 31, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$978,231	$65,636	$390,283	$74,598	$1,377,476	$849,357	$31,794	$441,351	$71,074	$1,329,988
Revenues of unconsolidated entities	390,283	—	(390,283)	—	—	441,351	—	(441,351)	—	—
Exclude land sales	(79,169)	(6,998)	(1,780)	—	(73,951)	(68,102)	(6,548)	(2,837)	(1,601)	(65,992)
Exclude land sales of unconsolidated entities	(1,780)	—	1,780	—	—	(2,837)	—	2,837	—	—
Exclude Land Development Group other revenues	(8,254)	(810)	(561)	—	(8,005)	(9,758)	(927)	(771)	—	(9,602)
Exclude Land Development Group other revenues of unconsolidated entities	(561)	—	561	—	—	(771)	—	771	—	—
Adjusted revenues	1,278,750	57,828	—	74,598	1,295,520	1,209,240	24,319	—	69,473	1,254,394
Operating expenses	625,352	28,340	176,440	52,655	826,107	558,197	17,584	195,570	45,298	781,481
Operating expenses of unconsolidated entities	176,440	—	(176,440)	—	—	195,570	—	(195,570)	—	—
Exclude cost of land sales	(31,413)	(2,069)	—	—	(29,344)	(23,457)	(1,928)	(990)	(1,142)	(23,661)
Exclude cost of land sales of unconsolidated entities	—	—	—	—	—	(990)	—	990	—	—
Exclude Land Development Group operating expenses	(9,753)	(964)	(2,088)	—	(10,877)	(10,650)	(1,051)	(2,540)	—	(12,139)
Exclude Land Development Group operating expenses of unconsolidated entities	(2,088)	—	2,088	—	—	(2,540)	—	2,540	—	—
Exclude corporate general and administrative expenses	(48,374)	—	—	—	(48,374)	(45,419)	—	—	—	(45,419)
Exclude REIT conversion and reorganization costs	(48,125)	—	—	—	(48,125)	(5,697)	—	—	—	(5,697)
Adjusted operating expenses	662,039	25,307	—	52,655	689,387	665,014	14,605	—	44,156	694,565
Net operating income	$616,711	$32,521	$—	$21,943	$606,133	$544,226	$9,714	$—	$25,317	$559,829
Revenues of unconsolidated entities	(390,283)	—	390,283	—	—	(441,351)	—	441,351	—	—
Operating expenses of unconsolidated entities	176,440	—	(176,440)	—	—	195,570	—	(195,570)	—	—
Land sales	79,169	6,998	1,780	—	73,951	68,102	6,548	2,837	1,601	65,992
Land sales of unconsolidated entities	1,780	—	(1,780)	—	—	2,837	—	(2,837)	—	—
Cost of land sales	(31,413)	(2,069)	—	—	(29,344)	(23,457)	(1,928)	(990)	(1,142)	(23,661)
Cost of land sales of unconsolidated entities	—	—	—	—	—	(990)	—	990	—	—
Land Development Group other revenues	8,254	810	561	—	8,005	9,758	927	771	—	9,602
Land Development Group other revenues of unconsolidated entities	561	—	(561)	—	—	771	—	(771)	—	—
Land Development Group operating expenses	(9,753)	(964)	(2,088)	—	(10,877)	(10,650)	(1,051)	(2,540)	—	(12,139)
Land Development Group operating expenses of unconsolidated entities	(2,088)	—	2,088	—	—	(2,540)	—	2,540	—	—
Corporate general and administrative expenses	(48,374)	—	—	—	(48,374)	(45,419)	—	—	—	(45,419)
REIT conversion and reorganization costs	(48,125)	—	—	—	(48,125)	(5,697)	—	—	—	(5,697)
Write-offs of abandoned development projects and demolition costs	(9,534)	(116)	(10,191)	—	(19,609)	(1,655)	—	—	—	(1,655)
Interest and other income	37,739	2,105	1,779	—	37,413	42,780	3,681	883	—	39,982
Interest expense	(157,166)	(9,158)	(97,430)	(18,861)	(264,299)	(194,176)	(5,649)	(110,195)	(24,647)	(323,369)
Loss on extinguishment of debt	(65,086)	(719)	(736)	—	(65,103)	(1,179)	(48)	(3,743)	(448)	(5,322)
Net loss on disposition of partial interest in development project	—	—	—	—	—	(20,298)	(3,379)	—	—	(16,919)
Net gain on disposition of full or partial interests in rental properties	1,746	—	20,293	—	22,039	30,281	27	52,421	28,042	110,717
Net gain on change in control of interests	486,279	—	—	—	486,279	230,660	—	—	—	230,660
Impairment of real estate	(451,434)	—	(13,844)	—	(465,278)	(277,095)	(261)	(3,124)	—	(279,958)
Depreciation and amortization	(252,925)	(16,069)	(85,345)	(20,104)	(342,305)	(196,167)	(4,828)	(88,923)	(20,948)	(301,210)
Amortization of mortgage procurement costs	(7,549)	(285)	(3,110)	(226)	(10,600)	(7,797)	(211)	(3,217)	(286)	(11,089)
Earnings (loss) before income taxes	$(65,051)	$13,054	$25,259	$(17,248)	$(70,094)	$(103,486)	$3,542	$89,883	$7,489	$(9,656)

	Net Operating Income (in thousands)
	Three Months Ended December 31, 2015				Three Months Ended December 31, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$84,545	$—	$—	$84,545	$79,887	$—	$—	$79,887	5.8%	5.8%
Adjusted operating expenses	37,766	—	—	37,766	35,006	—	—	35,006	7.9%	7.9%
Comparable NOI	46,779	—	—	46,779	44,881	—	—	44,881	4.2%	4.2%
Non-Comparable NOI	810	—	—	810	4,851	—	—	4,851
Total	47,589	—	—	47,589	49,732	—	—	49,732
Office Buildings
Comparable
Adjusted revenues	106,015	5,006	—	101,009	101,077	4,862	—	96,215	4.9%	5.0%
Adjusted operating expenses	45,170	2,521	—	42,649	44,464	2,499	—	41,965	1.6%	1.6%
Comparable NOI	60,845	2,485	—	58,360	56,613	2,363	—	54,250	7.5%	7.6%
Non-Comparable NOI	7,099	(220)	—	7,319	1,524	(18)	—	1,542
Total	67,944	2,265	—	65,679	58,137	2,345	—	55,792
Apartments
Comparable
Adjusted revenues	74,053	4,542	—	69,511	72,038	4,169	—	67,869	2.8%	2.4%
Adjusted operating expenses	32,189	1,723	—	30,466	32,529	1,648	—	30,881	(1.0)%	(1.3)%
Comparable NOI	41,864	2,819	—	39,045	39,509	2,521	—	36,988	6.0%	5.6%
Non-Comparable NOI	5,497	3,331	—	2,166	(3,491)	(3,335)	—	(156)
Total	47,361	6,150	—	41,211	36,018	(814)	—	36,832
Arena	—	—	8,489	8,489	—	—	5,826	5,826
Subsidized Senior Housing	4,650	—	—	4,650	4,125	—	—	4,125
Military Housing	6,998	—	—	6,998	7,224	—	—	7,224
Straight-line rent adjustments	13	18	31	26	2,812	60	(19)	2,733
Participation payments	(1,002)	—	—	(1,002)	(1,075)	—	—	(1,075)
Other (2)	(12,359)	(1,085)	—	(11,274)	(15,898)	(571)	—	(15,327)
Total NOI
Comparable
Adjusted revenues	264,613	9,548	—	255,065	253,002	9,031	—	243,971	4.6%	4.5%
Adjusted operating expenses	115,125	4,244	—	110,881	111,999	4,147	—	107,852	2.8%	2.8%
Comparable NOI	149,488	5,304	—	144,184	141,003	4,884	—	136,119	6.0%	5.9%
Non-Comparable NOI	11,706	2,044	8,520	18,182	72	(3,864)	5,807	9,743
Grand Total	$161,194	$7,348	$8,520	$162,366	$141,075	$1,020	$5,807	$145,862

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

	Net Operating Income (in thousands)
	Year Ended December 31, 2015				Year Ended December 31, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$312,495	$—	$—	$312,495	$301,246	$—	$—	$301,246	3.7%	3.7%
Adjusted operating expenses	140,672	—	—	140,672	137,735	—	—	137,735	2.1%	2.1%
Comparable NOI	171,823	—	—	171,823	163,511	—	—	163,511	5.1%	5.1%
Non-Comparable NOI	12,528	—	—	12,528	15,738	(34)	3,678	19,450
Total	184,351	—	—	184,351	179,249	(34)	3,678	182,961
Office Buildings
Comparable
Adjusted revenues	419,412	19,793	—	399,619	403,894	18,977	—	384,917	3.8%	3.8%
Adjusted operating expenses	180,487	9,988	—	170,499	176,403	9,826	—	166,577	2.3%	2.4%
Comparable NOI	238,925	9,805	—	229,120	227,491	9,151	—	218,340	5.0%	4.9%
Non-Comparable NOI	19,883	186	—	19,697	5,949	193	(43)	5,713
Total	258,808	9,991	—	248,817	233,440	9,344	(43)	224,053
Apartments
Comparable
Adjusted revenues	288,464	17,608	—	270,856	278,765	16,304	—	262,461	3.5%	3.2%
Adjusted operating expenses	123,786	6,477	—	117,309	122,195	6,326	—	115,869	1.3%	1.2%
Comparable NOI	164,678	11,131	—	153,547	156,570	9,978	—	146,592	5.2%	4.7%
Non-Comparable NOI	23,822	13,619	—	10,203	(1,223)	(8,847)	—	7,624
Total	188,500	24,750	—	163,750	155,347	1,131	—	154,216
Arena	—	—	21,864	21,864	—	—	21,739	21,739
Subsidized Senior Housing	17,841	—	—	17,841	16,255	—	—	16,255
Military Housing	26,614	732	—	25,882	23,020	47	—	22,973
Straight-line rent adjustments	4,580	162	79	4,497	5,525	139	(57)	5,329
Participation payments	(1,013)	—	—	(1,013)	(2,544)	—	—	(2,544)
Other (2)	(62,970)	(3,114)	—	(59,856)	(66,066)	(913)	—	(65,153)
Total NOI
Comparable
Adjusted revenues	1,020,371	37,401	—	982,970	983,905	35,281	—	948,624	3.7%	3.6%
Adjusted operating expenses	444,945	16,465	—	428,480	436,333	16,152	—	420,181	2.0%	2.0%
Comparable NOI	575,426	20,936	—	554,490	547,572	19,129	—	528,443	5.1%	4.9%
Non-Comparable NOI	41,285	11,585	21,943	51,643	(3,346)	(9,415)	25,317	31,386
Grand Total	$616,711	$32,521	$21,943	$606,133	$544,226	$9,714	$25,317	$559,829

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.